UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2024

Capital CIty Bank Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-13358	59-2273542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
217 North Monroe Street, Tallahassee, Florida		32301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (850) 671-0300

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par value $0.01	CCBG	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAPITAL CITY BANK GROUP, INC.

FORM 8-K

CURRENT REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Capital City Bank Group, Inc. (the “Company”) held its Annual Meeting on April 23, 2024. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations. The following summarizes all matters voted on at the Annual Meeting.

1.	The following directors were elected for a term to expire at the 2025 annual meeting and until their successors are elected and qualified. Each nominee was an incumbent director, no other person was nominated, and each nominee was elected. The number of votes cast were as follows:
	For	Withheld	Broker Non-Votes
Robert Antoine	12,713,534	191,140	2,017,935
Thomas A. Barron	12,839,170	65,504	2,017,935
William F. Butler	12,822,576	82,098	2,017,935
Stanley W. Connally, Jr.	11,653,071	1,251,603	2,017,935
Marshall M. Criser III	12,823,061	81,613	2,017,935
Kimberly A. Crowell	12,753,950	150,724	2,017,935
Bonnie J. Davenport	12,727,201	177,473	2,017,935
William Eric Grant	12,706,934	197,740	2,017,935
Laura L. Johnson	11,622,811	1,281,863	2,017,935
John G. Sample, Jr.	12,822,873	81,801	2,017,935
William G. Smith, Jr. (Chairman)	12,795,469	109,205	2,017,935
Ashbel C. Williams	12,631,097	273,577	2,017,935

2.	Shareowners ratified the expected appointment of FORVIS, LLP as the Company’s independent auditors for the 2024 fiscal year. The number of votes cast were as follows:

For	Against	Abstain
14,807,033	74,183	41,393

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CITY BANK GROUP, INC.

Date:	April 24, 2024	By:	/s/ Jeptha E. Larkin
Jeptha E. Larkin,
Executive Vice President
and Chief Financial Officer